Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2026, relating to the financial statements and financial highlights of Diamond Hill Small Cap Fund, Diamond Hill Small-Mid Cap Fund, Diamond Hill Mid Cap Fund, Diamond Hill Large

Cap Fund, Diamond Hill Select Fund, Diamond Hill Long-Short Fund, Diamond Hill Short Duration Income Fund (formerly named Diamond Hill Short Duration Securitized Bond Fund), Diamond Hill Securitized Total Return Fund, Diamond Hill Core Bond Fund, and Diamond Hill Core Plus Bond Fund, each a series of Diamond Hill Funds, which are included in Form N-CSR for the year ended December 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Portfolio Transactions and Brokerage” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 27, 2026